Exhibit 23.1

         CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO:   NextPhase Wireless, Inc.

As registered independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of NextPhase Wireless, Inc. for the year ended March 31, 2006 of our report dated July 14, 2006 and contained in the Registration Statement No. 333-130178 of NextPhase Wireless, Inc. Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of NNextPhase Wireless, Inc. for the year ended March 31, 2006.



                                 /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                 --------------------------------------------
                                 Russell Bedford Stefanou Mirchandani LLP



New York, New York
July 14, 2006